Exhibit 99.1

Steve Madden Announces Third Quarter 2022 Results

~ Provides Update to Fiscal 2022 Outlook ~

LONG ISLAND CITY, N.Y., November 2, 2022 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the third quarter ended September 30, 2022.

Amounts referred to as “Adjusted” exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Third Quarter 2022 Review

●	Revenue increased 5.3% to $556.6 million compared to $528.7 million in the same period of 2021.
●	Gross profit as a percentage of revenue was 41.2% compared to 41.6% in the same period of 2021.
●	Operating expenses as a percentage of revenue was 27.1% compared to 24.9% in the same period of 2021. Adjusted operating expenses as a percentage of revenue was 27.0% in the third quarter of 2022.
●	Income from operations totaled $78.8 million, or 14.1% of revenue, compared to $88.4 million, or 16.7% of revenue, in the same period of 2021. Adjusted income from operations totaled $79.0 million, or 14.2% of revenue, in the third quarter of 2022.
●	Net income attributable to Steven Madden, Ltd. was $61.3 million, or $0.79 per diluted share, compared to $66.6 million, or $0.82 per diluted share, in the same period of 2021. Adjusted net income attributable to Steven Madden, Ltd. was $61.5 million, or $0.79 per diluted share, in the third quarter of 2022.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We delivered solid results in the third quarter despite the challenging environment, with revenue increasing 5% and earnings in line with expectations. Consumer demand for our brands and products remains healthy, and our direct-to-consumer business continues to trend in line with previous expectations. That said, many of our wholesale customers have pulled back on orders in the near term as they prioritize inventory control, and we have adjusted our fiscal 2022 outlook accordingly.

“While we expect the macroeconomic backdrop to remain unpredictable in the coming quarters, we believe we are well-positioned due to our strong brands, agile business model and proven ability to navigate difficult market conditions. Looking out further, we are confident that our unique competitive advantages will enable us to drive sustainable growth and value creation over the long term.”

Third Quarter 2022 Channel Results

Revenue for the wholesale business was $434.6 million, an 8.1% increase compared to the third quarter of 2021. Wholesale footwear revenue increased 8.7% and wholesale accessories/apparel revenue rose 6.2%, each driven by strong growth in the branded business partially offset by a decline in private label. Gross profit as a percentage of wholesale revenue increased to 35.3% compared to 33.6% in the third quarter of 2021 due to a mix shift to the higher-margin branded business.

Direct-to-consumer revenue was $118.5 million, a 3.7% decrease compared to the third quarter of 2021 driven by a decline in the e-commerce business; brick-and-mortar revenue was approximately flat to the third quarter of 2021. Gross profit as a percentage of direct-to-consumer revenue was 61.2% compared to 65.9% in the third quarter of 2021 due to increased promotional activity.

The Company ended the quarter with 216 brick-and-mortar retail stores and six e-commerce websites, as well as 20 company-operated concessions in international markets.

Balance Sheet and Cash Flow Highlights

As of September 30, 2022, cash, cash equivalents and short-term investments totaled $148.2 million.

During the third quarter of 2022, the Company repurchased approximately $35.1 million of the Company’s common stock, which includes shares acquired through the net settlement of employees’ stock awards.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share. The dividend is payable on December 30, 2022 to stockholders of record as of the close of business on December 16, 2022.

Updating Fiscal 2022 Outlook

The Company is updating its fiscal 2022 guidance. For fiscal 2022, the Company now expects revenue will increase 12.5% to 13.5% over fiscal 2021. The Company now expects diluted EPS will be in the range of $2.77 to $2.79. The Company now expects Adjusted diluted EPS will be in the range of $2.77 to $2.82.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, November 2, 2022, at 8:30 a.m. Eastern Time, which will include a discussion of the Company’s third quarter 2022 earnings results and updated fiscal year outlook. The call will be webcast live on the Company’s website at https://investor.stevemadden.com. The webcast is listen-only. Those interested in participating in the question-and-answer session may register for the conference call here. A webcast replay of the conference call will be available on the Company’s website or via the following webcast link https://edge.media-server.com/mmc/p/h2xzs5sk beginning today at approximately 10:00 a.m. Eastern Time.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also operates brick-and-mortar retail stores and e-commerce websites. Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including outerwear, eyewear, sunglasses, hosiery, jewelry, watches, fragrance, luggage, bedding and bath products as well as other select product categories. For local store information and the latest boots, booties, dress shoes, fashion sneakers, sandals, slippers and more, please visit www.stevemadden.com, www.dolcevita.com and the Company’s other branded websites.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations, and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

●	the Company’s ability to navigate shifting macro-economic environments including inflation and the potential for recessionary conditions;
●	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
●	the Company’s ability to compete effectively in a highly competitive market;
●	the Company’s ability to adapt its business model to rapid changes in the retail industry;
●	supply chain disruptions to product delivery systems and logistics, and the Company’s ability to properly manage inventory;
●	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
●	the Company’s dependence on the retention and hiring of key personnel;
●	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
●	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
●	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
●	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or a pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
●	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
●	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
●	additional tax liabilities resulting from audits by various taxing authorities;
●	cybersecurity risks and costs of defending against, mitigating, and responding to data security threats and breaches impacting the Company;
●	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
●	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake, and disclaims, any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments, or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

Net sales	$553,120	$525,067	$1,643,144	$1,278,765
Commission and licensing fee income	3,523	3,675	8,222	8,896
Total revenue	556,643	528,742	1,651,366	1,287,661
Cost of sales	327,167	308,744	976,227	758,504
Gross profit	229,476	219,998	675,139	529,157
Operating expenses	150,724	131,580	433,252	363,888
Impairment of fixed assets and lease right-of-use assets	—	—	—	1,089
Income from operations	78,752	88,418	241,887	164,180
Interest and other income/(expense) – net	1,340	(202)	106	(1,016)
Income before provision for income taxes	80,092	88,216	241,993	163,164
Provision for income taxes	18,335	21,551	56,728	36,827
Net income	61,757	66,665	185,265	126,337
Less: net income attributable to noncontrolling interest	460	22	995	1,645
Net income attributable to Steven Madden, Ltd.	$61,297	$66,643	$184,270	$124,692

Basic net income per share	$0.81	$0.85	$2.41	$1.58

Diluted net income per share	$0.79	$0.82	$2.35	$1.53

Basic weighted average common shares outstanding	75,598	78,129	76,463	78,686

Diluted weighted average common shares outstanding	77,396	81,307	78,579	81,754

Cash dividends declared per common share	$0.21	$0.15	$0.63	$0.45

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

		As of
	September 30, 2022	December 31, 2021	September 30, 2021
	(Unaudited)		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$139,194	$219,499	$219,523
Short-term investments	9,051	44,037	40,390
Accounts receivable, net of allowances	48,601	26,546	36,524
Factor accounts receivable	341,141	364,982	347,748
Inventories	244,315	255,213	201,198
Prepaid expenses and other current assets	25,531	20,845	19,182
Income tax receivable and prepaid income taxes	9,416	13,538	16,536
Total current assets	817,249	944,660	881,101
Note receivable – related party	499	794	891
Property and equipment, net	36,861	35,790	36,843
Operating lease right-of-use asset	90,407	85,449	90,832
Deposits and other	3,655	4,180	4,332
Deferred taxes	6,945	4,581	4,964
Goodwill – net	167,652	167,995	167,957
Intangibles – net	102,967	112,093	113,140
Total Assets	$1,226,235	$1,355,542	$1,300,060
LIABILITIES
Current liabilities:
Accounts payable	$99,173	$136,766	$121,838
Accrued expenses	119,650	243,163	210,985
Operating leases – current portion	30,234	30,759	32,063
Income taxes payable	19,161	4,522	7,194
Contingent payment liability – current portion	440	5,109	3,660
Accrued incentive compensation	11,423	14,871	12,834
Total current liabilities	280,081	435,190	388,574
Contingent payment liability – long term portion	—	6,960	4,381
Operating leases – long-term portion	79,906	80,072	85,358
Deferred tax liabilities	3,378	3,378	2,563
Other liabilities	10,930	9,404	12,004
Total Liabilities	374,295	535,004	492,880

STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	842,303	812,098	798,830
Noncontrolling interest	9,637	8,440	8,350
Total stockholders’ equity	851,940	820,538	807,180
Total Liabilities and Stockholders’ Equity	$1,226,235	$1,355,542	$1,300,060

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30, 2022	September 30, 2021
Cash flows from operating activities:
Net income	$185,265	$126,337
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	18,298	16,696
Depreciation and amortization	15,425	11,611
Loss on disposal of fixed assets	312	449
Impairment of lease right-of-use asset and fixed assets	—	1,089
Deferred taxes	(2,364)	452
Accrued interest on note receivable - related party	(12)	(18)
Notes receivable - related party	307	307
Change in valuation of contingent payment liabilities	(6,520)	7,834
Gain on sale of trademark	—	(8,000)
Recovery of receivables, related to the Payless ShoeSource bankruptcy	—	(919)
Changes, net of acquisitions, in:
Accounts receivable	(25,623)	(10,561)
Factor accounts receivable	23,841	(95,077)
Inventories	6,842	(99,778)
Prepaid expenses, income tax receivables, prepaid taxes, and other assets	120	(2,638)
Accounts payable and accrued expenses	(140,144)	143,111
Accrued incentive compensation	(3,448)	8,961
Leases and other liabilities	(5,213)	(3,672)
Payment of contingent consideration	(339)	—
Net cash provided by operating activities	66,747	96,184

Cash flows from investing activities:
Capital expenditures	(10,115)	(4,599)
(Purchase)/sale of a trademark	(2,000)	8,000
Purchases of short-term investments	(38,951)	(43,376)
Maturity/sale of short-term investments	73,726	42,383

Net cash provided by investing activities	22,660	2,408

Cash flows from financing activities:
Proceeds from exercise of stock options	415	7,232
Distribution of noncontrolling interest earnings	—	(2,859)
Acquisition of noncontrolling interest	—	(19,127)
Common stock purchased for treasury	(112,105)	(74,685)
Cash dividends paid on common stock	(49,774)	(36,990)
Payment of contingent consideration	(4,770)	—
Net cash used in financing activities	(166,234)	(126,429)
Effect of exchange rate changes on cash and cash equivalents	(3,478)	(504)
Net decrease in cash and cash equivalents	(80,305)	(28,341)
Cash and cash equivalents – beginning of period	219,499	247,864
Cash and cash equivalents – end of period	$139,194	$219,523

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. The following reconciles the Company’s reported results and outlook in accordance with GAAP with the non-GAAP information that the Company also presents. Additional information regarding Non-GAAP Adjustments is presented below.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP operating expenses	$150,724	$131,580	$433,252	$363,888
Non-GAAP Adjustments	(203)	—	1,551	(9,716)
Adjusted operating expenses	$150,521	$131,580	$434,803	$354,172

Table 2 - Reconciliation of GAAP income from operations to Adjusted income from operations

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP income from operations	$78,752	$88,418	$241,887	$164,180
Non-GAAP Adjustments	203	—	(1,551)	10,805
Adjusted income from operations	$78,955	$88,418	$240,336	$174,985

Table 3 - Reconciliation of GAAP interest and other income / (expense), net to Adjusted interest and other income / (expense), net

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP interest and other income / (expense), net	$1,340	$(202)	$106	$(1,016)
Non-GAAP Adjustments	—	—	—	500
Adjusted interest and other income / (expense), net	$1,340	$(202)	$106	$(516)

Table 4 - Reconciliation of GAAP provision for income taxes to Adjusted provision for income taxes

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP provision for income taxes	$18,335	$21,551	$56,728	$36,827
Non-GAAP Adjustments	47	—	(1,887)	2,708
Adjusted provision for income taxes	$18,382	$21,551	$54,841	$39,535

Table 5 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP net income attributable to noncontrolling interest	$460	$22	$995	$1,645
Non-GAAP Adjustments	—	—	—	24
Adjusted net income attributable to noncontrolling interest	$460	$22	$995	$1,669

Table 6 - Reconciliation of GAAP net income attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021

GAAP net income attributable to Steven Madden, Ltd.	$61,297	$66,643	$184,270	$124,692
Non-GAAP Adjustments	155	—	335	8,571
Adjusted net income attributable to Steven Madden, Ltd.	$61,452	$66,643	$184,605	$133,263

GAAP diluted net income per share	$0.79	$0.82	$2.35	$1.53

Adjusted diluted net income per share	$0.79	$0.82	$2.35	$1.63

Adjusted diluted weighted average shares outstanding	77,396	81,307	78,579	81,754

Table 7 - Reconciliation of GAAP diluted net income per share to Adjusted diluted net income per share in fiscal 2022 outlook

	Fiscal 2022 Outlook
	Low End	High End

GAAP diluted net income per share	$2.74	$2.79
Non-GAAP Adjustments	0.03	0.03
Adjusted diluted net income per share	$2.77	$2.82

Non-GAAP Adjustments include the items below.

For the third quarter of 2022:

●	$1.8 million pre-tax ($1.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$1.6 million pre-tax ($1.2 million after-tax) benefit in connection with the change in valuation of contingent consideration, included in operating expenses.

For the third quarter of 2021:

●	There were no non-GAAP adjustments.

For the fiscal year 2022 outlook:

●	$7.1 million pre-tax ($5.4 million after-tax) expense in connection with the accelerated amortization of a trademark, included in operating expenses.
●	$6.5 million pre-tax ($5.0 million after-tax) benefit in connection with the change in valuation of contingent consideration, included in operating expenses.
●	$0.3 million pre-tax ($0.2 million after-tax) benefit in connection with the exit of a lease, included in operating expenses.
●	$1.5 million tax expense in connection with a deferred tax adjustment.

Contact

Steven Madden, Ltd.

VP of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com